Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SCIENTIFIC GAMES CORPORATION

ARTICLE I
Offices, Corporate Seal

Section 1.01           Offices. Scientific Games Corporation (the “Corporation”) shall have a registered office, a principal office and such other offices as the board of directors of the Corporation (the “Board of Directors”) may determine.

Section 1.02           Corporate Seal. There shall be no corporate seal.

ARTICLE II
Meetings of Stockholders

Section 2.01           Place and Time of Meetings. Meetings of the stockholders may be held at such place, on such date and at such time as may be designated by the Board of Directors.

Section 2.02           Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place, on such date and at such time as designated by the Board of Directors. The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting.  Except as otherwise restricted by the articles of incorporation of the Corporation (as amended or amended and restated from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.03           Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chairman of the Board, by the President or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice.   Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

Section 2.04           Quorum; Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote present in person or by proxy (regardless of whether the proxy has authority to vote on all matters) shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.05           Organization. At each meeting of the stockholders, the Chairman of the Board or in his or her absence the President or in his or her absence the chairman chosen by a majority of the voting power of the stockholders present in person or proxy shall act as chairman; and the Secretary of the Corporation, or in his or her absence an Assistant Secretary, or in his or her absence any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 2.06           Voting. Each stockholder of the Corporation entitled to vote at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock having voting rights held by such stockholder and registered in his, her or its name on the books of the Corporation. Upon the request of any stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote at such meeting, or if directed by the chairman of the meeting in his or her discretion, the vote on any question before a meeting or the election of directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or these Amended and Restated Bylaws (as amended or amended and restated from time to time, the “Bylaws”). For the election of directors, the persons receiving the largest number of votes cast (up to and including the number of directors to be elected) shall be directors.

Section 2.07           Inspectors of Election. At each meeting of the stockholders, the chairman of such meeting may appoint two inspectors of election. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors of election, if any, may (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the number of shares represented at a meeting and the validity of the proxies or ballots; (c) count all votes and ballots; (d) determine any challenges made to any determination made by the inspectors; (e) certify in a report in writing to the secretary of such meeting the determination of the number of shares represented at the meeting and the results of all votes and ballots. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the corporation or on any other question in which he or she may be directly interested.

Section 2.08           Notices of Meetings and Consents. Except as otherwise provided by the Articles of Incorporation or by the Nevada Revised Statutes (as amended from time to time, the “NRS”), a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to such stockholder personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting, the means of electronic communication, if any, by which the stockholder or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting the purpose or purposes for which the meeting is called.  The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410

Section 2.09           Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize a proxy to represent him at the meeting by an instrument executed in writing. Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary or another person appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots, or, in the case of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted.

Section 2.10           Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed or by transmission of an electronic record by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

Section 2.11           Written Action. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.12           Order of Business.

(a)            Annual Meetings of Stockholders.  At any annual or special meeting of the stockholders, only such business shall be conducted or considered (including, in the case of an annual meeting, nominations of persons for election to the Board of Directors), as shall have been properly brought before the meeting.  For such business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before such meeting by a stockholder of the Corporation in accordance with these Bylaws.

(b)            General.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 2.13           Notice of Stockholder Business and Nominations.

(a)            Timing Requirements. With respect to any nominations or any other business to be brought before an annual meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

With respect to any business to be properly requested to be brought before a special meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting.

Except as required by the NRS or Section 8.01 of these Bylaws, in no event shall any adjournment or postponement of an annual or special meeting of stockholders, as applicable, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(b)            Disclosure Requirements.  To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.13(A) or 2.13(B) of these Bylaws) to the Secretary must include the following, as applicable: as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:  (i) the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owner or Control Person, if any, (ii) the number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect interest personal or other material interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder,  beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. For purposes of this Section 2.13 a “Control Person” shall be a director, executive, managing member or control person of such stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner.

Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

ARTICLE III
Board of Directors

Section 3.01           General Powers. The business of the corporation shall be managed by the Board of Directors.

Section 3.02           Number, Qualification and Term of Office. The number of directors, except to the extent, if any, otherwise provided in the Articles of Incorporation, shall be established from time to time by a resolution adopted by a majority of the total number of directors, but shall in no case be less than three. Directors need not be stockholders. Each director shall hold office until the annual meeting of stockholders next held after his or her election or until the stockholders have elected directors by consent in writing without a meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Section 3.02 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors each as provided in these Bylaws. Notwithstanding anything to the contrary in the Articles of Incorporation, these Bylaws or any employment contract or other arrangement with the Corporation, any director of the Corporation who is determined to be a Disqualified Holder (as that term is defined in the Articles of Incorporation) or who is an affiliate of a Disqualified Holder shall cease to qualify to serve as a director of the Corporation.

Section 3.03           Annual Meeting. As soon as practicable after each election of directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as may come before the meeting.

Section 3.04           Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

Section 3.05           Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06           Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four hours’ notice thereof to each director by mail, telephone, telegram, electronic transmission including email, or in person. Notice shall be effective upon receipt.

Section 3.07           Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08           Quorum and Voting. A majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws, the Articles of Incorporation or the NRS require a greater number.

Section 3.09           Vacancies. Any vacancy among the directors or increase in the authorized number of directors shall be filled for the unexpired term by the majority vote of the directors then in office though less than a quorum or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective and the director or directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when his, her or their successors are elected or appointed, or until his, her or their earlier resignation or removal.

Section 3.10           Removal. Any director may be removed from office at any special meeting of the stockholders either with or without cause by the vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote generally in the election of directors, excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. If the entire Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.11           Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Unless otherwise provided for in a resolution of the Board of Directors designating a committee pursuant to this Section 3.11: (i) fifty percent (50%) or more of the authorized number of members of such committee shall constitute a quorum for the transaction of business of such committee and (ii) the vote of a majority of the members of such committee present at a meeting of such committee at which a quorum is present shall be the act of such committee except where otherwise required by these Bylaws or the charter of such committee.

Section 3.12           Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all directors or committee members consent thereto in writing.  The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and the written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13           Compensation. Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum, or both, and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor.  If the Board of Directors establishes the compensation of directors pursuant to this Section 3.13, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.14           Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of any conference telephone, electronic communications, videoconferencing, teleconferencing or other comparable communication technique or technology permitted under the NRS, including, without limitation, a telephone conference or similar method of communication whereby all persons participating in the meeting can hear and communicate to each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting.

ARTICLE IV
Officers

Section 4.01            Number. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, or the equivalents of such officers.  The officers of the Corporation may consist of one or more Vice Presidents and any other officers and agents as the Board of Directors, by a majority vote of the total number of directors, may designate. Any person may hold two or more offices.

Section 4.02           Election, Term of Office, and Qualifications. At each annual meeting of the Board of Directors all officers shall be elected. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until their earlier resignation or removal, or until such office is eliminated by a vote of the majority of all directors. Unless they have resigned or been removed, officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship. Notwithstanding anything to the contrary in the Articles of Incorporation, these Bylaws or any employment contract or other arrangement with the Corporation, any officer of the Corporation who is determined to be a Disqualified Holder (as that term is defined in the Articles of Incorporation) or who is an affiliate of a Disqualified Holder shall cease to qualify to serve as an officer of the Corporation and, upon such disqualification, shall automatically and immediately cease to be a officer of the Corporation.

Section 4.03            Removal and Vacancies. Any officer may be removed from his or her office by a majority vote of the total number of directors with or without cause. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

Section 4.04           Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.05           President. The President shall have general active management of the business of the Corporation. In event of the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the stockholders and directors. The President shall see that all orders and resolutions of the directors are carried into effect. The President may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the president. The President shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.06           Vice President. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

Section 4.07           Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of stockholders and the Board of Directors. The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.08           Treasurer. The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed. The Treasurer shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.09            Execution of Contracts and Documents. Except as otherwise directed by the Board of Directors, all contracts, deeds, promissory notes, checks, drafts, or other instruments calling for the payment of money shall be signed by the President or a Vice President and, if a second signature is required, the Secretary or Treasurer. The Board of Directors may authorize the use of the facsimile signatures of any such persons.

Section 4.10            Duties of other Officers. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

Section 4.11           Compensation. The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

ARTICLE V
Shares and Their Transfer

Section 5.01           Shares of Stock. The shares of stock of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by such holder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.04.

Section 5.02           Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors.

Section 5.03          Transfer of Stock. Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require). The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation. The Board of Directors may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

Section 5.04           Loss of Certificates. Any stockholder claiming a certificate for stock to be lost, stolen, mutilated or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. The Corporation may then issue (a) a new certificate or certificates of stock or (b) uncertificated shares, for the same number of shares represented by the certificate claimed to have been lost, stolen, mutilated or destroyed.

Section 5.05           Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI
Books and Records, Audit, Fiscal Year

Section 6.01           Books and Records. The Board of Directors of the Corporation shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 6.02           Audit. The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

Section 6.03           Annual List. The Board of Directors shall cause to be filed with the Nevada Secretary of State in each year the annual list required by law.

Section 6.04            Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE VII
Indemnification; Expenses

Section 7.01           Indemnification. The Corporation shall indemnify and hold harmless, and the Board of Directors may authorize the purchase and maintenance of insurance or make other financial arrangements for the purpose of such indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by the Articles of Incorporation and the NRS.

Section 7.02           Payment of Expenses.  In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Articles of Incorporation, these Bylaws or by agreement, the expenses of directors and officers incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  To the extent that an officer or director is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 7.03           Amendment.  No amendment to or repeal of this ARTICLE VII approved by the directors or stockholders of the Corporation shall apply to or have any effect on the right or protection of any director or officer of the Corporation existing prior to such amendment or repeal.

ARTICLE VIII
Miscellaneous

Section 8.01           Fixing Date for Determination of Stockholders of Record.

(a)            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(b)            If no record date is fixed:

             (1)            The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

             (2)            The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

             (3)            The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting or to any postponement of any meeting of stockholders to a date not more than 60 days after the record date; provided,  that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set forth the original meeting.

Section 8.02           Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

Section 8.03           Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend, to act and to vote at any meeting of security holders or owners of other entities in which the Corporation may hold securities or ownership interests; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other entity on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities or ownership interests that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 8.04           Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities or ownership interests of any other entity owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 8.05           Restrictions on Transfer and Ownership.

(a)            Invalid Securities.

             (1)            Effective immediately upon transmittal by the Corporation of a notice pursuant to paragraph (A)(2) of Article VIII of the Articles of Incorporation (a “Redemption Notice”) to a Disqualified Holder (as defined in paragraph (J)(2) of Article VIII of the Articles of Incorporation), the Securities (as defined in paragraph (J)(8) of Article VIII of the Articles of Incorporation) specified in such Redemption Notice shall become “Invalid Securities” for purposes of this Section 8.05.

             (2)            Promptly following transmittal by the Corporation of a Redemption Notice, the Corporation shall Announce Publicly that such Redemption Notice has been given and that the terms of this Section 8.05 shall apply to the Securities specified in such Redemption Notice.

(b)            Additional Definitions. As used in this Section 8.05 only, the following terms shall have the following respective meanings:

             (1)            “Acquire” means the acquisition, directly or indirectly, of ownership of Securities by any means, including, without limitation: (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Securities or (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Securities. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

             (2)            “Announce Publicly” means disclosure (i) in a press release reported by the Dow Jones, Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto.

             (3)            “Disposition” means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, abandonment, distribution, contribution, or other disposition of Securities.

             (4)            “Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity.

             (5)            “Transfer” means any direct or indirect Acquisition or Disposition.

(c)            Transfer Limitations.

             (1)            No Disqualified Holder or Purported Transferee (as defined below) shall be permitted to make a Transfer of Invalid Securities, and any such purported Transfer will be void ab initio (any such purported Transfer, a “Prohibited Transfer”).

             (2)            The restrictions set forth in Section 8.05(c)(1) shall not apply to a proposed Transfer, and a Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains prior approval of the proposed Transfer by the Board of Directors. As a condition to granting its approval pursuant to this Section 8.05(c)(2), the Board of Directors may, in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines in its sole discretion to be appropriate, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Board of Directors, and such other advice, in each case as to such matters as the Board of Directors determines in its sole discretion is appropriate.

             (3)            The restrictions set forth in Section 8.05(c)(1) shall not apply to an Acquisition by the Corporation. Once Invalid Securities have been Acquired by the Corporation, such Securities shall cease to be Invalid Securities.

(d)            Treatment of Invalid Securities.

             (1)            No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a security holder of the Corporation for any purpose whatsoever in respect of the Invalid Securities. The Purported Transferee shall not be entitled with respect to such Invalid Securities to any rights of the applicable class of security holders of the Corporation, including, without limitation, any right to vote such Invalid Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof.

             (2)            Once Invalid Securities exist, the Corporation may require, including, but not limited to, as a condition to the registration of the Transfer of any Securities that may be Invalid Securities or the payment of any dividend or distribution on any such Securities, that the proposed transferee or payee furnish to the Corporation all information reasonably requested by the Corporation to permit a determination of whether such Securities are Invalid Securities. The Corporation may make such arrangements or issue such instructions to the applicable transfer agent, registrar, depositary, trustee or other securities intermediary as may be determined by the Board of Directors to be necessary or advisable to implement this Section 8.05(d), including, without limitation, authorizing such transfer agent, registrar, depositary, trustee or other securities intermediary to require an affidavit from a proposed transferee or payee regarding such Person’s actual and constructive ownership of any such Securities, the transfer of any such Securities and other evidence that a Transfer will not be prohibited by this Section 8.05 or Article VIII of the Articles of Incorporation as a condition to registering any such Transfer or paying any such dividend or distribution.

             (3)            If a Prohibited Transfer has occurred:  (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect, (2) the Purported Transferee shall be bound by the terms of the Redemption Notice and Article VIII of the Articles of Incorporation with respect to the Invalid Securities purportedly Transferred, (3) the Redemption Notice shall thereafter constitute a binding agreement on the part of the Corporation to redeem, and on the part of the Purported Transferee to sell, the Invalid Securities in accordance with Article VIII of the Articles of Incorporation (such redemption and sale, the “Purported Transferee Redemption”) and (4) the Purported Transferee Redemption shall thereafter be effectuated in accordance with paragraph (A)(2) of Article VIII of the Articles of Incorporation (including, for the avoidance of doubt, at the date, time and place specified in the Redemption Notice and at the Redemption Price (as defined in paragraph (J)(7) of the Articles of Incorporation) determined by reference to the original Purchase Price (as defined in paragraph (J)(6) of the Articles of Incorporation) of the Disqualified Holder to whom the Redemption Notice was given); provided that the Corporation shall pay the Redemption Price of any Invalid Securities redeemed in a Purported Transferee Redemption to the Purported Transferee of the Invalid Securities so redeemed, in which case such payment shall extinguish any obligation of the Corporation to make payment in respect of such Invalid Securities to the Disqualified Holder that effectuated the applicable Prohibited Transfer; provided further that if the date specified in the Redemption Notice shall have already passed, the Purported Transferee Redemption shall take place at such date and time as the Corporation reasonably selects by notice to the Purported Transferee.

            (4)             The recourse of any Purported Transferee to the Corporation in respect of any Prohibited Transfer shall be limited to the Redemption Price as determined in accordance with Section 8.05(d)(3).

             (5)            If the Purported Transferee fails to surrender the Invalid Securities for redemption in accordance with Section 8.05(d)(3), then the Corporation may, in such manner and at such time, as determined by the Board of Directors, enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Section 8.05(d) shall (a) be deemed inconsistent with any Prohibited Transfer of the Invalid Securities provided in this Section 8.05 being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand.

(e)            Liability. To the fullest extent permitted by law, any security holder subject to the provisions of this Section 8.05 who violates the provisions of this Section 8.05 and any Persons controlling, controlled by or under common control with such security holder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including, but not limited to, damages resulting from the Corporation’s inability to secure and maintain in good standing any licenses, contracts, franchises and other regulatory approvals related to the Corporation’s business, and attorneys’ and auditors’ fees incurred in connection with such violation.

(f)            Compliance.

             (1)            The Corporation shall have the power to make appropriate notations upon any certificates representing Securities or its stock and other Securities transfer records and to instruct any transfer agent, registrar, depositary, trustee or other securities intermediary with respect to the requirements of this Section 8.05 for any uncertificated Securities or Securities held in an indirect holding system.

             (2)            The Board of Directors shall have the power to decide all matters necessary for determining compliance with this Section 8.05, including, without limitation, determining (A) whether a Transfer is a Prohibited Transfer, (B) whether an instrument constitutes a Security, (C) the interpretation of any provision of this Section 8.05, and (D) any other matter that the Board of Directors determines to be relevant. The good faith determination of the Board of Directors on such matters shall be conclusive and binding on all persons and entities for the purposes of this Section 8.05.

Section 8.06.          Suitability Analysis of Significant Stockholders. To enable the Corporation or any of its affiliates to secure, maintain in good standing and renew all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses now or hereafter engaged in by the Corporation or any of its affiliates within or without the United States of America, the Corporation will conduct a suitability analysis of each Significant Stockholder (as defined below) and intends to require all relevant information pertaining to suitability and/or qualification, as those terms are commonly understood in gaming laws applicable to the Corporation, from such Significant Stockholder in connection therewith.  “Significant Stockholder” means any stockholder of the Corporation who, together with all affiliates or associates of such stockholder, beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, five percent or more of any class of capital stock of the Corporation.  For purposes solely of this Section 8.06, “affiliate” and “associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Section 8.07.          Severability. If any provision or provisions of Sections 8.05 or 8.06 of these Bylaws shall be held invalid, illegal or unenforceable as applied to any person or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of Sections 8.05 and 8.06 of these Bylaws (including, without limitation, each portion of any sentence of Sections 8.05 or 8.06 of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX
Amendments

Section 9.01           Amendments. These Bylaws may be amended, altered or repealed by a vote of the majority of the total number of directors or of the stockholders at any meeting upon proper notice.

ARTICLE X
General

Section 10.01        Forum for Adjudication of Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative or that assert any claim or counterclaim (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) asserting a claim governed by the internal affairs doctrine.  In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.01.

Section 10.02        Application of These Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Nevada, or of any governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.

Section 10.03        Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.